UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2010

VERINT SYSTEMS INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-49790	11-3200514
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 4, 2010, Verint Systems Inc. (the “Company”) issued a press release announcing that its wholly owned subsidiary, Verint Americas Inc., had acquired all of the outstanding share capital of Iontas Limited, a privately-held provider of desktop analytics solutions. Verint acquired Iontas for approximately $14.8 million in cash (net of cash and net assets acquired) and potential additional earn-out payments tied to certain targets being achieved over a two-year period.

Realization of the benefits the Company expects to derive from the acquisition depends, in part, on the integration of Iontas with the Company and there can be no assurance that the Company will realize such benefits.

The full text of the press release is set forth in Exhibit 99.1, attached hereto, and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release of Verint Systems Inc., dated February 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: February 4, 2010

By: /s/ Peter Fante
Name:  Peter Fante
Title:    Chief Legal Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of Verint Systems Inc., dated February 4, 2010